UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 11, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2015A 6.25% Junior Subordinated Notes due 2075	SOJA	New York Stock Exchange
The Southern Company	Series 2016A 5.25% Junior Subordinated Notes due 2076	SOJB	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	2019 Series A Corporate Units	SOLN	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
On December 11, 2019, Georgia Power Company (“Georgia Power”) and Kroger Co., Georgia Industrial Group, Georgia Association of Manufacturers and The Commercial Group (collectively, the “Stipulating Parties”) reached a settlement agreement (the “Settlement Agreement”) for certain features of an Alternate Rate Plan (the “2019 ARP”) in Georgia Power’s base rate case filed with the Georgia Public Service Commission (“PSC”) on June 28, 2019, as modified on September 24, 2019 (the “2019 Rate Case”). The Georgia PSC Public Interest Advocacy Staff is not a party to the Settlement Agreement. The Stipulating Parties did not reach agreement on certain matters requested in the 2019 Rate Case by Georgia Power, including (1) the appropriate level of equity in Georgia Power’s capital structure and (2) the allowed retail return on equity (“ROE”), which remain subject to the decision of the Georgia PSC.
Under the terms of the Settlement Agreement, Georgia Power expects to increase its rates annually through 2022 to reflect incremental revenue requirements during the three-year period. Under the terms of the Settlement Agreement, for rate setting purposes, coal combustion residual asset retirement obligations will be recovered through the Environmental Compliance Cost Recovery tariff and the full weighted average cost of capital will be applied to the under recovered balance. The amount of incremental revenue requirements remains subject to the decision of the Georgia PSC.
Further, under the terms of the Settlement Agreement, Georgia Power’s earnings will be evaluated against a retail ROE range of 9.50% to 12.00%. Any retail earnings above the 12.00% will be shared, with 40% being applied to reduce regulatory assets, 40% directly refunded to customers and the remaining 20% retained by Georgia Power. There will be no recovery of any earnings shortfall below 9.50% on an actual basis. However, if at any time during the term of the 2019 ARP, Georgia Power projects that its retail earnings will be below 9.50% for any calendar year, it could petition the Georgia PSC for implementation of the Interim Cost Recovery (“ICR”) tariff to adjust Georgia Power’s retail rates to achieve a 9.50% ROE. The Georgia PSC would have 90 days to rule on Georgia Power’s request. The ICR tariff would expire at the earlier of January 1, 2023 or the end of the calendar year in which the ICR tariff becomes effective. In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR tariff, Georgia Power may file a full rate case.
Additionally, the Stipulating Parties agreed that, pursuant to the sharing mechanism approved in the Alternate Rate Plan for Georgia Power for the years 2014 through 2016 and subsequently extended through 2019 whereby two-thirds of any earnings above the top of the allowed ROE range are shared with Georgia Power’s customers, (1) Georgia Power will use 50% (approximately $51 million) of the customer share of earnings above the band in 2018 to reduce regulatory assets and 50% (approximately $51 million) will be refunded to customers in 2020 and (2) Georgia Power will forgo its share of 2019 earnings expected to be in excess of the earnings band so that 50% of all earnings over the 2019 band will be refunded to customers and 50% will be used to reduce regulatory assets.
The Georgia PSC is scheduled to vote on December 17, 2019 to resolve all matters in the 2019 Rate Case. If approved, the 2019 ARP would become effective January 1, 2020 and would continue through December 31, 2022. Accordingly, the terms of the Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Settlement Agreement. The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the 2019 Rate Case, the Settlement Agreement and the 2019 ARP. The Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of The Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in each company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent securities filings could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms and the 2019 Base Rate Case; the impact of recent and future federal and state regulatory changes and other laws and regulations to which Georgia Power is subject, as well as changes in application of existing laws and regulations; the extent and timing of costs and legal requirements related to coal combustion residuals; current and future litigation or regulatory investigations, proceedings or inquiries; the effects, extent and timing of the entry of additional competition in the markets in which Georgia Power operates, including from the development and deployment of alternative energy sources; variations in demand for electricity; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities; to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of Nuclear Regulatory Commission requirements) and to satisfy any environmental performance standards; investment performance of the employee and retiree benefit plans and the nuclear decommissioning trust funds; advances in technology; the ability to successfully operate Georgia Power’s generating, transmission and distribution facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating and constructing nuclear generating facilities; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power’s business resulting from cyber intrusion or physical attacks and the threat of physical attacks; interest rate fluctuations and financial market conditions and the results of financing efforts; access to capital markets and other financing sources; changes in Georgia Power’s credit ratings; the ability of Georgia Power to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events; the direct or indirect effects on Georgia Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. The Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2019	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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